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                                                                      Item 23(j)

CONSENT OF INDEPENDENT AUDITORS

Seligman Capital Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 64 to Registration Statement No. 2-33566 on Form N-1A of our report dated February 20, 2004, appearing in the December 31, 2003 Annual Report to Shareholders, which is incorporated by reference in the Statement of Additional Information, which is incorporated by reference in the Prospectuses which are parts of such Registration Statement, and to the references to us under the captions "General Information - Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectuses.

DELOITTE & TOUCHE LLP

New York, New York
April 7, 2004